UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

NUGGET RESOURCES INC.

(Name of Registrant as Specified In Its Charter)

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(2)

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(3)

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(4)

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(5)

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NUGGET RESOURCES INC.

To Our Shareholders:

On February 2, 2009, the Board of Directors of Nugget Resources Inc., a Nevada corporation, unanimously approved an amendment to the Company’s articles of incorporation to change the Company’s name from Nugget Resources Inc. to American Lithium, Inc. (the “Amendment”), and approved a forward split the Company’s common stock on a 4-for-1 basis, so that upon the effective date of the forward split each outstanding share of the Company’s common stock will be divided into four shares of common stock (the “Forward Split”).  It is anticipated that the Amendment and the Forward Split will become effective on _____________, 2009.  This Information Statement is being mailed to all shareholders of record as of the close of business on February 24, 2009.  This Information Statement is first being mailed or furnished to shareholders of the Company on or about _____________, 2009, and the Amendment and the Forward Split will not become effective until at least twenty days thereafter.

NO VOTE OF SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THE AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE ITS NAME OR IN CONNECTION WITH THE FORWARD STOCK SPLIT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors:

Matthew Markin, Secretary

Fort Lauderdale, Florida

_______________, 2009

NUGGET RESOURCES INC.

Information Statement Pursuant to Section 14C

of the Securities Exchange Act of 1934

INTRODUCTION

This Information Statement is being mailed on or about March _____, 2009, to all holders of record on February 24, 2009, of the $.001 par value common stock (the “Common Stock”) of Nugget Resources Inc., a Nevada corporation (the “Company”), in connection with the vote of the Board of Directors of the Company and the approval by written consent of the holder of a majority of the Common Stock to amend the Company’s articles of incorporation to change the name of the Company from Nugget Resources Inc. to American Lithium, Inc. (the “Amendment”), and to effect a 4-for-1 forward stock split of the Common Stock (the “Forward Split”).

The Company has authorized 75,000,000 shares of Common Stock.  As of February 16, 2009, there were thirty (30) Registered Stockholders of our Common Stock and 12,000,000 shares were outstanding.  Of the shares of Common Stock issued and outstanding, the holder of 6,500,000 shares voted in favor of the Amendment and the Forward Split.  Since the Board of Directors of the Company and the holder of a majority of the Company’s issued and outstanding shares of Common Stock have voted in favor of the Forward Split and Amendment, all corporate actions necessary to authorize the Forward Split and the Amendment have been taken.

The Forward Split and the Amendment will be effective on or about March ____, 2009 (the “Effective Date”).  Because the Forward Split and the Amendment have already been approved by the holder of a majority of the Company’s outstanding shares of Common Stock, you are not required to take any action.  This Information Statement provides to you notice that the Forward Split and the Amendment have been approved.  You will receive no further notice of the approval nor of the Effective Date of the Forward Split or Amendment other than pursuant to reports which the Company will be required to file with the Securities and Exchange Commission in the future.

The Company’s Common Stock is traded over-the-counter on the NASD OTC Bulletin Board under the symbol NUGR.  No trades of the Company’s shares of Common Stock have occurred through the facilities of the OTC Bulletin Board as of the date of this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

AMENDMENT OF ARTICLES OF INCORPORATION

TO CHANGE THE COMPANY’S NAME

The name of the Company is currently Nugget Resources Inc.  The Amendment to the Company’s Articles of Incorporation in the form attached hereto as Exhibit A changes the name of the Company to American Lithium, Inc. The Amendment was adopted by resolution of our Board of Directors on February 2, 2009, and was approved by the holder of a majority of the outstanding Common Stock on the same day. No other amendment will be made to the Company’s articles of incorporation, although the articles, as amended, will include the language appearing in Article Fourth of the articles of incorporation to include the terms of the Company’s Forward Split.

Purpose of the Amendment

The Company is changing its name to more accurately reflect its proposed business moving forward.

Effective Date

Under applicable federal securities laws, the Amendment cannot be effective until at least twenty (20) calendar days after this Information Statement is distributed to the Company’s stockholders.  The Amendment to our articles of incorporation will become effective at the time that the Amendment is accepted for filing by the Secretary of State of Nevada.  It is presently contemplated that such filing will be made approximately twenty (20) days from the time that this Information Statement is sent to our stockholders.  A copy of the Certificate of Amendment to Articles of Incorporation is attached to this Information Statement as Exhibit A.  The text of the amendment to the Articles of Incorporation is subject to modification and will include such changes as may be required by the Nevada Secretary of State to effect the Amendment.

No Appraisal Rights

Under Nevada law, the Company’s stockholders are not entitled to appraisal rights with respect to the Amendment and the Company will not independently provide stockholders with any such right.

YOU ARE NOT REQUIRED TO EXCHANGE YOUR CERTIFICATE(S) OF NUGGET RESOURCES INC. FOR NEW STOCK CERTIFICATES REFLECTING OUR NEW NAME, AMERICAN LITHIUM, INC., ALTHOUGH YOU MAY WISH TO DO SO.

FORWARD SPLIT

Introduction

On February 2, 2009, our Board of Directors unanimously adopted a resolution effecting a 4-for-1 Forward Split.  Our Board of Directors further directed that this Amendment be submitted for consideration of our stockholders.  On February 2, 2009, the holder of a majority of our voting stock approved the 4-for-1 Forward Split.

Effective Time of Forward Split

We intend to file, as soon as practicable, on or after the twentieth (20th) day after this Information Statement is sent to our stockholders, an amendment to our Articles of Incorporation effecting the Forward Split with the Secretary of State of Nevada. The Amendment to our articles of incorporation will become effective at the time that the amendment is accepted for filing by the Secretary of State of Nevada.  It is presently contemplated that such filing will be made approximately twenty (20) days from the time that this Information Statement is sent to our stockholders.  A copy of the Certificate of Amendment to Articles of Incorporation is attached to this Information Statement as Exhibit A.  The text of the amendment to the articles of incorporation is subject to modification and will include such changes as may be required by the Nevada Secretary of State to effect the Forward Split.

Reason for Forward Split

The Board of Directors has determined that the current number of shares of the Company in the public float is limited and there is no active trading market for the Company’s shares.  The Board believes that the expansion of the number of shares in the public float could be conducive to the establishment of an active trading market.  The number of total shares outstanding on February 16, 2009, was 12,000,000, of which 6,500,000 restricted shares are held by the Company’s president, Matthew Markin.  Our Board of Directors believes that this number of outstanding shares impairs our acceptance by members of the investing public and prospective broker-dealers and market-makers, and creates a negative impression of our Company.

Theoretically, increasing the number of shares of Common Stock outstanding should not, by itself, affect the marketability of the shares, or the type of investor that would be interested in acquiring them.  Our expectation is that the increase in the number of shares of our outstanding Common Stock resulting from the Forward Split will encourage greater interest in our Common Stock in the trading markets and possibly create a liquid market for our stockholders with respect to those shares presently held by them.

It is possible that the Forward Split will not achieve any of the desired results.  As our Common Stock is not currently traded on an active basis, we cannot anticipate whether any active trading market will result or, if it does, whether, or to what extent, the Forward Split will affect any trading price for our stock.

Effects of Forward Split

Following the Forward Split, our capital structure will be as follows:

(i)

Forty-eight million (48,000,000) shares of Common Stock, $0.001 par value per share, outstanding; and

(ii)

Twenty-seven million (27,000,000) shares of Common Stock reserved for issuance (assuming that there remain, as there are now, 75,000,000 shares of Common Stock authorized).

There are currently no proposals or arrangements, written or otherwise, to issue additional shares of our Common Stock.  However, should we issue additional shares of Common Stock in the future, that could have the effect of diluting any earnings per share or book value per share of existing shares of Common Stock.

Certificates and Fractional shares

Stockholders will have the opportunity to exchange their stock certificates for new certificates representing their shares of Common Stock after giving effect to the Forward Split.  Stockholders may be required to pay a transfer or other fee in connection with the exchange of certificates. Stockholders are not obligated to present their shares to our transfer agent for reissuance to reflect the Forward Split or the change in the Company’s CUSIP number which is required as a result of the Forward Split and Amendment.  All outstanding shares will be automatically increased by a multiple of four (4) on the books of the transfer agent, whether or not a new share certificate is issued to any of our stockholders.

We will not issue any certificates representing fractional shares of our Common Stock in the transaction, nor do we expect that the Forward Split will result any requirement to issue fractional shares.  In the event that for some reason not now anticipated any fractional shares become issuable as a result of the Forward Split, rather than issuing fractional shares, any such resulting fraction shall be rounded up to the nearest whole number of shares.

Our transfer agent is Island Stock Transfer, 100 Second Avenue South, Suite 300N, St. Petersburg, Florida 33701.

Certain Federal Income Tax Consequences

The following discussion generally describes certain federal income tax consequences of the Forward Split to our stockholders.  The discussion does not address any foreign, state, local, or federal tax consequences of the Forward Split.  The actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to such stockholder’s acquisition and ownership in the Common Stock.  Each stockholder should consult his or her accountant or tax advisor for more information in this regard.

We believe that the Forward Split will qualify it as a “recapitalization” under Section 368(a)(1)(E) of the Internal Revenue Code or as a stock-for-stock stock exchange under Section 1036(A) of the Internal Revenue Code.  As a result, no gain or loss should be recognized by us or our stockholders in connection with the Forward Split. A stockholder’s aggregate tax basis in his or her shares of post-Forward Split Common Stock received from us will be the same as his or her aggregate tax basis in the pre-Forward Split Common Stock exchanged therefor.  The holding period of the post-Forward Split Common Stock surrendered in exchange therefor will include the period for which the shares of pre-Forward Split Common Stock were held, provided all such Common Stock was held as a capital asset on the date of the exchange.

This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Forward Split and is not intended as tax advice to any person.  In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders subject to special treatment under federal income tax or other tax laws.

No ruling from the Internal Revenue Service or opinion of counsel has been or will be obtained regarding the federal income tax consequences to our stockholders as a result of the Forward Split.  Accordingly, each stockholder is encouraged to consult his or her tax advisor regarding the specific tax consequences of the proposed transaction to such stockholder, including the application and effect of state, local and foreign income and other tax laws.

No Appraisal Rights

Under Nevada law, the Company’s stockholders are not entitled to appraisal rights with respect to the Forward Split and the Company will not independently provide stockholders with any such right.

Street Name Holders of Common Stock

The Company intends the Forward Split to treat shareholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names.  Nominees will be instructed to effect the Forward Split for their beneficial holders.  However, nominees may have different procedures and shareholders holding Common Stock in street name should contact their nominees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT.

The table below sets forth information with respect to the beneficial ownership of the Company’s common stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s common stock, (ii) all directors and nominees, (iii) each executive officer, and (iv) all directors and executive officers as a group.

Unless otherwise indicated, the Company believes that the beneficial owner has sole voting and investment power over such shares. The Company does not believe that any other shareholders act as a “group”, as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. As of February 19, 2009, the Company had issued and outstanding 12,000,000 shares of common stock.

	Number of Shares	Number of Shares
	Beneficially Owned	Percentage	Beneficially Owned
Name and Address	Pre-Forward Split	Owned	Post-Forward Split

Matthew Markin	6,500,000	54.17%	26,000,000
1917 Cordova Rd. #116
Ft. Lauderdale, FL 33316

Peter Sorel	n/a	n/a	n/a
778 Fort Street
Victoria, BC
V8W 1H2

All directors and executive	6,500,000	54.17%	26,000,000
Officers as a group (1 person)

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of Common Stock are quoted for trading on the OTC Bulletin Board under the symbol NUGR.  However, no trades of our shares of Common Stock have occurred through the facilities of the OTC Bulletin Board as of the date of this Information Statement.

Holders as of February 19, 2009

There were thirty (30) holders of our Common Stock as of February 19, 2009.

Dividends

There are no restrictions in our articles of incorporation or bylaws to prevent us from declaring dividends.  We have not declared any dividends, nor do we intend to declare any dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

We have no compensation plans under which our equity securities are authorized for issuance.

VOTE REQUIRED FOR APPROVAL

Section 78.390 of the Nevada Revised Statutes provides that every amendment to the Company’s articles of incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of the holders of at least a majority of the shares of the voting stock entitled to vote on any such amendment.  Section 78.320 provides that, unless otherwise provided in the Company’s articles of incorporation or its bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.  Neither the Company’s articles of incorporation or its bylaws prohibit the Board of Directors from taking action by written consent.  In order to eliminate the cost of management time in holding a special meeting and in order to effect the Forward Split and the Amendment described herein as early as possible, the Board of Directors obtained a written consent to the Forward Split and Amendment from the holder of a majority of the Company’s voting stock, all of which is Common Stock.  Section 78.320 provides that where action is authorized by written consent, a meeting of stockholders does not need to be called and no notice needs to be given.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, or associate of any director, or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to the Company's articles of incorporation.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS

SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 1914 Cordova Road, Suite 116, Fort Lauderdale, Florida 33316, or by calling the Company at (954) 828-9143 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

ADDITIONAL INFORMATION

Additional information concerning the Company, including its annual and quarterly reports for the past twelve months which have been filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov.  Upon written request of any stockholder to the Company's Secretary, Matthew Markin, 1914 Cordova Road, Suite 116, Fort Lauderdale, Florida 33316, a copy of the Company's Annual Report on Form 10-K for the year ended September 30, 2008, will be provided without charge to shareholders who do not otherwise receive a copy from the Company.

EXHIBIT A

ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: www.nvsos.gov

Certificate of Amendment (Pursuant to NRS 78.385 and 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.

Name of corporation:

NUGGET RESOURCES INC.

2.

The articles have been amended as follows (provide article numbers, if available).

“First:  The name of the corporation is American Lithium, Inc.”

“Fourth.  The total number of shares authorized that may be issued by the Company on is Seventy-Five Million (75,000,000) shares of common stock with a par value of one-tenth of one cent ($0.001) per share and no other class of stock shall be authorized.  The Company may from time-to-time issue said shares for such consideration as the Board of Directors may fix.

At the same time as the Articles of Amendment in which this text is contained become effective (the “Effective Time”), each one share of Common Stock issued and outstanding or held in the treasury of the Company immediately prior to the Effective Time will be and hereby is automatically reclassified and changed (without any further act) into four (4) fully-paid and non-assessable shares of Common Stock, without increasing or decreasing the par value thereof, and each fraction of a share of Common Stock issued and outstanding or held in the treasury of the Company immediately prior to the Effective Time will be and hereby is automatically reclassified and changed (without any further act) into a number of fully-paid and non-assessable shares of Common Stock equal to the product of four and such fraction, which product shall be rounded up to the nearest whole share.”

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is a majority of the voting power.

4.

Effective date of filing (optional):

5.

Officer Signature (required):

/s/ Matthew Markin